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                                                                    EXHIBIT 3.72


                           ARTICLES OF INCORPORATION
                                       OF
                               MEADOW CREST, INC.


                  In compliance with the requirements of section 294 of the Wisconsin Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. ss.
1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

                                    ARTICLE I

                  The name of the corporation is Meadow Crest, Inc.

                                   ARTICLE II

                  The location and post office address of the initial registered office of the corporation in this Commonwealth is: 1277 Country Club Road, Monongahela, Pennsylvania 15063.

                                   ARTICLE III

                  The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:

                  This corporation is organized under the Business Corporation Law of 1933, approved May 5, 1933, P. L. 364, as amended to the date hereof. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the aforesaid Business Corporation Law, as amended.

                                   ARTICLE IV

                  The term for which the corporation is to exist is perpetual.

                                    ARTICLE V

                  The aggregate number of shares which the corporation shall have authority to issue is: One Hundred Thousand (100,000) shares of common stock, without par value, the total stated value of which shall be $10,000.00.



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                                   ARTICLE VI

                  The name and post office address of each incorporator and the number and class of shares subscribed by such incorporator is:

                                                                  NUMBER AND
      NAME                         ADDRESS                      CLASS OF SHARES

 Harold A. Gold               805 Hillaire Drive                1 share common
                        Pittsburgh, Pennsylvania 15243



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